Exhibit 99.1

ISIS COMPLETES OFFERING OF $125 MILLION CONVERTIBLE SUBORDINATED
NOTES TO REFINANCE EXISTING $125 MILLION CONVERTIBLE
SUBORDINATED NOTES

CARLSBAD, Calif., January 24, 2007 — Isis Pharmaceuticals, Inc. (NASDAQ: ISIS) announced today that it has completed the private placement of its offering of $125 million of 2 ⅝% Convertible Subordinated Notes due 2027 (“New Convertible Notes”).  In addition, Isis has issued an additional $37.5 million principal amount of the New Convertible Notes pursuant to the exercise in full by the initial purchasers of their option to purchase additional New Convertible Notes.

Isis intends to use the net proceeds of this offering, which were approximately $157.6 million,to repurchase, retire or repay its existing 5 ½% Convertible Subordinated Notes due 2009 (“Existing Convertible Notes”), of which $125 million is currently outstanding.  Through privately negotiated transactions, Isis has already agreed to repurchase approximately $44.1 million aggregate principal amount of the total outstanding Existing Convertible Notes and plans to settle these repurchase transactions later today.  In addition, the Company intends to use net proceeds remaining after such repurchase, retirement or repayment for general corporate and working capital purposes.

The New Convertible Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  None of the New Convertible Notes (including any shares of common stock issuable upon conversion thereof) have been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

-more-

The New Convertible Notes will be convertible under certain circumstances and redeemable in the future on terms previously disclosed.

This press release includes forward-looking statements regarding Isis Pharmaceuticals’ business and financing activities, use of proceeds from the sale of the New Convertible Notes, and plans to repurchase, retire or repay its Existing Convertible Notes.  Any statement describing Isis’ goals, expectations, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement, including those statements that are described as Isis’ goals.  Such statements are subject to certain risks and uncertainties, particularly those related to Isis’ intended use of proceeds, as well as the risks inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such products.  Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements.  Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report on Form 10-Q for the quarter ended September 30, 2006, which are on file with the SEC.  Copies of these and other documents are available from Isis.

Isis Pharmaceuticals is a registered trademark of Isis Pharmaceuticals, Inc.

# # #

Contact:

Kate Corcoran, Ph.D.

Vice President, Corporate Development

William Craumer

Executive Director, Corporate Communications

Isis Pharmaceuticals, Inc.

+1-760-603-2331